AMENDMENT TO THE
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

    This Amendment (“Amendment”) is entered into as of the 20th day of May 2022, by and between Home Bancorp, Inc. (the “Corporation”) and John W. Bordelon (the “Executive”).

WITNESSETH

    WHEREAS, the Corporation and the Executive previously entered into an Amended and Restated Employment Agreement, dated as of May 20, 2019 (the “Agreement”); and

    WHEREAS, the parties desire to amend the Agreement in order to extend its term, as provided in Section 2(b) thereof.

    NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.    The last sentence in Section 2(a) of the Agreement is amended and restated to read as follows: “The terms and conditions of this Agreement shall be and remain in effect during the period beginning on the Effective Date of this Agreement and ending on May 20, 2025, plus such extensions, if any, as are provided pursuant to Section 2(b) hereof (the “Employment Period”).”

        2.    Except to the extent expressly amended hereby, the Agreement shall continue unmodified and shall remain in full force and effect.

    IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first written above.

                         HOME BANCORP, INC.

By: /s/ Daniel G. Guidry             By: /s/ John A. Hendry
Daniel G. Guidry                 John A. Hendry
Corporate Secretary             Chairman of the Compensation Committee

                         EXECUTIVE

                         /s/ John W. Bordelon
                         John W. Bordelon